Exhibit 5.1


                      [LETTERHEAD OF SHEARMAN & STERLING]



(212) 848-4000

                                January 28, 2000


VersaTel Telecom International N.V.
Paalbergweg 36
1105 BV Amsterdam - Zuidoost
The Netherlands

Ladies and Gentlemen:

          We have acted as United States counsel to VersaTel Telecom International N.V., a Netherlands company (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended (the "Act") of a registration statement on Form F-3 (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, 333,060 warrants (the "Warrants"), issued by the Company pursuant to warrant agreements dated May 27, 1998 and December 3, 1998, respectively, each between the Company and The United States Trust Company of New York, as warrant agent (the "Warrant Agreements"), and 4,478,698 ordinary shares of the Company (the "Ordinary Shares") are to be registered under the Act by the Registration Statement. The Ordinary Shares registered hereunder will be issued upon the exercise of the Warrants pursuant to the terms of the Warrant Agreements.

          In our capacity as United States counsel to the Company, we have examined the Registration Statement, the Warrant Agreements and originals or copies certified or otherwise identified to our satisfaction of such documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

          Based upon the foregoing, it is our opinion that, assuming due authorization, execution and delivery by the Company under the laws of The Netherlands, the Warrants have been duly executed and delivered by the Company and insofar as New York law is concerned the Warrants constitute valid and binding obligations of the Company, entitled to the benefits of the applicable Warrant Agreement and are enforceable against the Company in accordance with their

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VersaTel Telecom International N.V.    2                        January 28, 2000

terms; except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to our affecting enforcement of creditors' rights generally and by possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights and except as enforcement thereof is subject to general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforcement may be sought in a proceeding in equity or law).

          We are attorneys admitted to practice law in the State of New York and we do not express herein any opinion as to any matters governed by or involving conclusions under the laws of any other jurisdiction other than the federal law of the United States of America. In rendering the opinion expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the law of the Netherlands upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Stibbe Simont Monahan Duhot, Netherlands counsel for the Company, of even date herewith, a copy of which is attached hereto.

          This opinion may be delivered to Stibbe Simont Monahan Duhot which may rely on this opinion to the same extent as if such opinion were addressed to it.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Shearman & Sterling

                                                        Shearman & Sterling
JDM/MTH/LSN